EXHIBIT 5.1

                        ALBRIGHT & BLUM, P.C. LETTER HEAD

                                  June 13, 2007

PROGRESSIVE TRAINING, INC.
17337 Ventura Boulevard, Suite 208
Encino, California 91316

Re:      PROGRESSIVE TRAINING, INC. (THE "COMPANY")
         REGISTRATION ON FORM 10SB

Gentlemen:

We have acted as counsel to Progressive Training, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form 10-SB (the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Act"), relating to the registration of the Company as a
Section 12(g) company under that Act. For the purpose of this opinion, the term "Shares" shall include shares of common stock, par value $.0001 per share of the Company which are outstanding. This opinion is being provided at your request for use in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of all documents submitted as copies. As to any facts material to my opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

Based upon the foregoing examination, we are of the opinion that issuance of the Shares presently issued have been duly authorized by the Company and are validly issued, fully paid and non-assessable. In rendering this opinion, we advise you that I am a member of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California and the corporate laws of the State of Delaware. We are not opining on Federal securities or other laws or on "blue sky" or other state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to any reference to me in the Registration Statement or documents incorporated by reference in the Registration Statement.

                                                     Sincerely,

                                                     /s/ Albright & Blum, P.C.
                                                     ------------------------
                                                     ALBRIGHT & BLUM, P.C.